U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

INTELLINETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 10, 2022

To Our Stockholders:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Intellinetics, Inc., (the “Company” or “Intellinetics”) will be held at 2190 Dividend Drive, Columbus, Ohio 43228 on November 10, 2022, at 3:00 p.m., local time, for the following purposes:

1	To elect seven directors, each to hold office for a term of one year and until his or her successor is duly elected and qualified;

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To approve an amendment to our Bylaws as amended (our “Bylaws”), to reduce the quorum requirement for holding a meeting, including an annual meeting, of our stockholders and for the transaction of business (the “Stockholder Meeting Quorum Requirement”) from holders of a majority of our outstanding shares of common stock entitled to vote at the meeting to holders of 35% of our outstanding shares of common stock entitled to vote at the meeting (the “Bylaw Amendment”);

3	To ratify the appointment of GBQ Partners LLC (“GBQ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We have elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. Beginning on or about September 8, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of, and to vote at, the Annual Meeting, which contains instructions for accessing the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. This proxy statement and the Annual Report are both available online at: https://www.iproxydirect.com/INLX.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on September 6, 2022 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

James F. DeSocio
President and Chief Executive Officer

Columbus, Ohio

September [  ], 2022

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by Internet, phone, or email or by completing, signing, dating and returning your proxy card.

For further instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” in the proxy statement and the instructions on the proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2022:

The proxy statement and our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at https://www.iproxydirect.com/INLX and also on our website at
http://www.intellinetics.com/investor-relations/sec-filings.

Stockholders requesting physical or email copies of the proxy materials and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 should follow the instructions provided in the Notice. These materials will be furnished without charge to any stockholder requesting it.

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

PROXY STATEMENT

For The

2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 10, 2022

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Intellinetics, Inc. (“Intellinetics,” “Company,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 2190 Dividend Dr., Columbus, Ohio 43228 on November 10, 2022, at 3:00 p.m., local time. As a stockholder of record as of the close of business on September 6, 2022, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing a Notice of Internet Availability of Proxy Materials on or about September 8, 2022.

What proxy materials are being sent?

As permitted by SEC rules, we are making our proxy materials available to stockholders online at https://www.iproxydirect.com/INLX. We began mailing a Notice of Internet Availability of Proxy Materials on or about September [  ], 2022 to stockholders as of the record date for the Annual Meeting.

If you choose to receive future proxy materials electronically, you will receive an email next year with links to the proxy materials and proxy voting site.

SEC rules also permit companies and intermediaries, such as brokers, to satisfy Notice and proxy material delivery requirements for multiple stockholders with the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. We follow this practice, known as “householding,” unless we have received contrary instructions from any stockholder at that address.

If you received more than one Notice or full set of proxy materials, then your shares are either registered in more than one name or are held in different accounts. Please vote the shares covered by each Notice or proxy card. To modify your instructions so that you receive one Notice or proxy card for each account or name, please contact your broker. Your “householding” election will continue until you are notified otherwise or until you revoke your consent.

To make a change regarding the form in which you receive proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact our Investor Relations Department (through our website at intellinetics.com, by email to contactus@intellinetics.com, by phone at (614) 921-8170 or by mail at 2190 Dividend Dr., Columbus, Ohio 43228).

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2021 Annual Report and a proxy card are also included with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

●	the election of seven directors, each to hold office for a term of one year (Proposal 1);

●	the approval of the Bylaw Amendment to reduce Stockholder Meeting Quorum Requirement for any meeting of the stockholders, including annual meetings, from holders of a majority of our outstanding shares of common stock entitled to vote at such meeting to holders of 35% of our outstanding shares of common stock entitled to vote at such meeting (Proposal 2); and

●	the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

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How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

●	“FOR” the election as directors of the seven nominees named in this proxy statement (Proposal 1);

●	“FOR” the approval of the Bylaw Amendment to reduce the Stockholder Meeting Quorum Requirement (Proposal 2); and

●	“FOR” the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on September 6, 2022, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a brokerage firm, bank, trustee or other nominee. As of the close of business on the record date, 4,073,757 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Several of our stockholders hold their shares beneficially through a brokerage firm, bank, trustee or other nominee rather than directly in their own name. As described below, there are some very important distinctions between shares held of record and those owned beneficially.

Shares held of record: If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer Company, you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have prepared a proxy card for you to use. You may also vote by Internet, phone, or email, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially: If your shares are held in an account by a brokerage firm, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your brokerage firm or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your brokerage firm or other nominee has enclosed or provided voting instructions for you to use in directing your brokerage firm or other nominee how to vote your shares. Many brokerage firms and banks, as well as some other nominees, also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your brokerage firm or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

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Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote your shares by submitting a proxy by one of the following methods:

By Internet : Stockholders of record may submit proxies through the Internet by following the instructions on their proxy cards until 11:59 p.m., Eastern Time, on November 9, 2022.

By Phone : Stockholders of record may submit proxies by phone by following the instructions on their proxy cards until 5:00 p.m., Eastern Time, on November 9, 2022.

By Email : Stockholders of record may submit proxies by email by following the instructions on their proxy cards until 11:59 p.m., Eastern Time, on November 9, 2022.

By Mail : Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your brokerage firm or other nominee. Most stockholders who hold shares beneficially in street name may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their brokerage firms or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your brokerage firm or other nominee for details. Since a beneficial owner is not the stockholder of record, you will not be entitled to vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Can I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under “How can I vote my shares without attending the Annual Meeting,” until the applicable deadline for each method;

●	delivering a written notice of revocation to our Secretary at Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228; or

●	attending the Annual Meeting and voting your shares in person, although your attendance at the Annual Meeting will not in and of itself constitute the revocation of your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

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How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to any proposals, your shares will be voted as you specify on such proposals. If you are a stockholder of record and sign and return your proxy card without specifying how your shares are to be voted on some or all of the proposals, then your shares will be voted on those proposals as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner of shares held in street name and either sign and return your voting instruction form without specifying how your shares are to be voted on some or all of the proposals or you do not sign and return a voting instruction form, then your brokerage firm or other nominee may generally vote your shares in its discretion on “routine” proposals but not on proposals that are not routine. See “How are broker non-votes and abstentions treated?” below.

What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present at the Annual Meeting for us to hold the meeting and conduct business. For a quorum to exist at the Annual Meeting, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum. Proposal 2, which if approved by stockholders would reduce this quorum requirement for future meetings of stockholders, will have no effect on quorum requirement for the 2022 Annual Meeting of Stockholders.

How are broker non-votes and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a brokerage firm or other nominee in street name for a beneficial owner are not voted on that proposal because the brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A brokerage firm or other nominee is entitled to vote shares held for a beneficial owner on routine proposals without instructions from the beneficial owner of those shares. However, a brokerage firm or other nominee is not entitled to vote shares for a beneficial owner on non-routine proposals absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on any proposal.

We expect that Proposal 1 and 2 - the election of directors and the Bylaw Amendment- will be treated as non-routine proposals. If you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to these proposals, then your brokerage firm or other nominee will not be permitted to vote your shares on those proposals and your shares will be counted as broker non-votes on those proposals. The ratification of the appointment of our independent auditors (Proposal 3) will be treated as a routine proposal, so if you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to that proposal, then your brokerage firm or other nominee will be permitted to vote your shares on that proposal.

Abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and are generally counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, except in the election of directors.

More information about the effects of broker non-votes and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “What vote is required to approve each Proposal?” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of seven directors, the directors are to be elected by a plurality of the votes cast with respect to such director by the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 1. A “plurality of the votes cast” for purposes of the election of directors means that the seven candidates receiving the highest number of votes cast shall be elected as the seven directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

On Proposal 2, the approval of the Bylaw Amendment to reduce the Stockholder Meeting Quorum Requirement from holders of a majority, to holders of 35%, of outstanding shares of our common stock entitled to vote at a meeting of stockholders, the votes cast in favor of Proposal 2, either in person or by proxy, must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2.

On Proposal 3, the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the votes cast in favor of Proposal 3, either in person or by proxy, must exceed the number of votes cast against Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 3.

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Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the Annual Meeting?

Other than the two proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

The Board will appoint an inspector of elections who is not an employee of the Company to count the votes for the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and the certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management and the Board of Directors.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

This proxy statement and our 2021 Annual Report are available on the Internet at http://www.intellinetics.com/investor-relations/sec-filings.

Where can I find the voting results for the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the final voting results.

If I vote against any Proposal, am I entitled to appraisal rights?

Under Nevada law, stockholders are not entitled to appraisal rights with respect to Proposals 1, 2, or 3.

Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and proxies. If you choose to access these proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, email or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities.

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We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

In addition, we have engaged Alliance Advisors, a professional proxy solicitation firm, to assist us in the solicitation of proxies for an estimated fee of between $3,500 and 10,000, plus customary costs and expenses for those services.

Corporate Governance

We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors continues to develop its corporate governance policies and practices in light of current operations of the Company to meet laws and regulations, including the rules and regulations of the SEC, the corporate governance requirements of the OTCQB, and best practices in corporate governance.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors, currently consisting of six members, which the Board of Directors has elected to expand to seven members, effective upon the 2022 Annual Meeting. We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors has developed its corporate governance policies and practices to meet laws and regulations, including the rules and regulations of the SEC, and best practices in corporate governance.

Director Independence

Because director independence is not defined by the OTCQB, in accordance with Item 407(a)(1)(ii) of Regulation S-K, we have adopted the definition of independence as set forth in the rules of the Nasdaq Stock Market, which we sometimes refer to as our standards of director independence. Currently, the Board of Directors consists of seven directors, of which independent directors constitute a majority. When determining the independence of Robert Schroeder and William Cooke, the Board considered their affiliations with Taglich Brothers Inc., which has been retained by the Company as a Placement Agent and M&A Advisory Firm from time to time including in 2021 and 2022, and Robert Schroeder’s original appointment by Taglich Brothers as a director under the terms of a Placement Agent Agreement between the Company and Taglich Brothers.

The charters of both our Audit Committee and Nominating and Corporate Governance Committee require that all members of each committee be independent. Currently, William Cooke, Rye D’Orazio, Roger Kahn, and Sophie Pibouin serve as our independent directors.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of four (4) meetings during 2021. During 2021, each director attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 97% of the total number of meetings of the Board and committees on which they served.

Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, either in person or telephonically, except where the failure to attend is due to unavoidable or unforeseeable circumstances. Last year, 50% of the directors attended the Annual Meeting of Stockholders, either in person or telephonically.

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Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2021, the Audit Committee consisted of Rye D’Orazio, Roger Kahn, and Robert Schroeder (Former Committee Chairman), until the unexpected passing of our Chairman, Robert Schroeder, on September 1, 2021. William Cooke was appointed to the Audit Committee as Chairman on October 1, 2021. The Board of Directors has determined that all members are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Robert C. Schroeder qualified as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. Since September 1, 2021, the Board has been in search of an additional Director to fill our current need for an “audit committee financial expert.” The Audit Committee met four times during 2021.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

●	the quality and integrity of our financial statements;

●	our system of internal control over financial reporting and disclosure controls and procedures;

●	the quality and integrity of our auditing, accounting and financial reporting processes generally;

●	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

●	the design and implementation of the internal audit function; and

●	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

●	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

●	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

●	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

●	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

●	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

●	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

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●	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

●	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

●	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

●	reviewing any transaction that involves a potential conflict of interest or a related person;

●	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

●	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Audit Committee Charter is available at http://www.intellinetics.com/corporate-governance.

Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2021, the members of the Compensation Committee were Rye D’Orazio (Chairman), Sophie Pibouin, and Robert Schroeder until his passing on September 1, 2021. William Cooke was appointed to the Compensation Committee as on October 1, 2021. The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee did not meet during 2021 but took action by unanimous written consent..

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

●	establishing, reviewing and approving our general compensation philosophy and strategy;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

●	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

●	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

●	reviewing and approving the compensation of directors;

●	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

●	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

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●	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines; and

●	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Compensation Committee Charter is available at http://www.intellinetics.com/corporate-governance.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. In 2021, the members of the Nominating and Corporate Governance Committee were Rye D’Orazio, Sophie Pibouin, and Robert Schroeder (Former Committee Chairman) until his passing on September 1, 2021. Roger Kahn was appointed to the Nominating and Corporate Governance Committee as Chairman on September 24, 2001. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence. The Nominating and Corporate Governance Committee did not meet during 2021 but took action by unanimous written consent.

The primary purposes of the Nominating and Corporate Governance Committee are to:

●	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

●	determine the Board’s size, composition, procedures, governance and committees;

●	develop, review and assess, our corporate governance principles and policies;

●	develop qualification criteria for Board membership;

●	review and recommend independence determinations with respect to the directors;

●	recommend Board committee assignments;

●	oversee our Board’s performance and self-evaluation process;

●	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

●	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Nominating and Corporate Governance Committee Charter is available at http://www.intellinetics.com/corporate-governance.

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Board Leadership Structure

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows James F. DeSocio, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Over the two most recently completed fiscal years, the Chairman of the Board was Robert Schroeder until his passing on September 1, 2021, with William Cooke appointed as successor Chairman on October 1, 2021. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “Qualifications of Nominees for Director.”

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Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

●	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

●	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

●	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

●	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives .

●	A general level of expertise and experience in our business areas.

●	The ability to read and understand basic financial statements and other financial information pertaining to us.

●	A commitment to understanding our company and our business, industry and strategic objectives.

●	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

●	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

●	For prospective non-employee directors, independence under SEC rules and regulations.

●	The willingness to accept the nomination to serve as a member of our Board of Directors.

●	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

●	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

●	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

●	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

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From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Nominating and Corporate Governance Committee and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not a separate Risk Committee.

Each Board committee considers risk within its areas of responsibility and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focuses on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

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Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Codes of Ethics

We have adopted a Code of Ethics and Conduct, designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available on the Investor Relations section of our website at www.intellinetics.com/corporate-governance.

The Intellinetics, Inc. Code of Ethics and Conduct is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Ethics and Conduct, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Ethics and Conduct covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Conduct.

If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

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PROPOSAL 1

ELECTION OF DIRECTORS

Description of the Proposal

The Board of Directors currently consists of six members. Under our Articles of Incorporation and Bylaws, the members of the Board must be elected each year at the Annual Meeting of the Stockholders. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.

The terms of all six current directors expire at the Annual Meeting: William M. Cooke, James F. DeSocio, Matthew L. Chretien, Rye D’Orazio, Sophie Pibouin, and Roger Kahn. The Board, upon the unanimous recommendation of the Nominating Committee and pursuant to its authority under the Bylaws, has unanimously increased the authorized number of members of directors to seven, effective as of the Annual Meeting. Therefore, seven directors will be elected at the Annual Meeting.

The Board of Directors, upon the unanimous recommendation of the Nominating Committee, has unanimously nominated John Guttilla to be elected, and William M. Cooke, James F. DeSocio, Matthew L. Chretien, Rye D’Orazio, Sophie Pibouin, and Roger Kahn to be re-elected, as directors at the Annual Meeting, to serve for a term of one year.

William M. Cooke, James F. DeSocio, Matthew L. Chretien, Rye D’Orazio, Sophie Pibouin, Roger Kahn, and John Guttilla have each agreed to continue to serve as a director if elected or re-elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the Board of Directors may designate unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominees. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that such person should serve as a director, we also believe that each nominee has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors believes that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Board considers the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that each nominee has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominees

William M. Cooke, 60. Mr. Cooke was appointed as a member and chairman of our board of directors in October 2021. Mr. Cooke joined Taglich Brothers, Inc., a New York-based full-service brokerage firm that specializes in placing and investing in private equity transactions for small public companies, in 2012 and participates in sourcing, evaluating, and executing new investments as well as monitoring existing investments. Prior to joining Taglich Brothers, he was a Managing Director of Glenwood Capital LLC from 2010 to 2012, where he advised middle-market clients on capital raising and mergers and acquisitions. From 2001 to 2009, he sourced, evaluated and executed mezzanine transactions for The Gladstone Companies and BHC Interim Funding II, L.P. Before entering the private equity industry, Mr. Cooke served as a securities analyst primarily covering the automotive and industrial sectors for ABN AMRO Incorporated and McDonald and Company Securities, Inc. Bill received his Bachelor of Arts degree from Michigan State University and Master of Business Administration degree from the University of Michigan. He is a Chartered Financial Analyst and a member of the Board of DecisonPoint Systems, Inc., Unique Fabricating, Inc., Racing & Performance Holdings, LLC and a former member of the board of directors of APR, LLC. The Board believes Mr. Cooke is well qualified to serve on the Board due to his leadership skills, capital markets expertise, and extensive experience as a director of the board for other public companies.

James F. DeSocio, 66, is the current President, Chief Executive Officer, and has served as a member of our Board of Directors since September 25, 2017. Prior to joining the Company, Mr. DeSocio served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Since January of 2020, Mr. DeSocio also serves as Chairman of the Board of Pica9, a New York-based digital marketing company. Our Board believes Mr. DeSocio is qualified to serve on our Board due to his extensive experience in sales, marketing, international operations, and mergers and acquisitions.

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Matthew L. Chretien, 54, is a co-founder of Intellinetics and has served as Secretary since December 19, 2017, Chief Strategy Officer since September 25, 2017, and Chief Technology Officer since September 2011, and as a member of our Board of Directors since February 2012. Mr. Chretien previously served as Intellinetics’ President and Chief Executive Officer from July 2013 to September 2017, and from January 1999 to September 2011; Executive Vice President from September 2011 to July 2013; Chief Financial Officer from September 2011 to September 2012; Treasurer from September 2011 to December 2016; and Vice President from 1996 until 1999. Prior to joining Intellinetics, he served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems. As a co-founder who has been an active executive at all times since 1996, our Board believes Mr. Matthew Chretien is qualified to serve on our Board. He brings to the Board valuable leadership experience and insight with respect to our technology; products and services; and relationships with customers, vendors, and distributors.

Rye D’Orazio, 67, has served as a member of the Board of Directors of Intellinetics since 2006. Mr. D’Orazio has served as the Executive Director for the Fellowship of Christian Athletes since 2013. From 2001 to 2013, Mr. D’Orazio was a partner at Ray & Barney Group, a management consulting firm. From 1995 to 2000, he served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, he was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, he was employed as a systems engineer at Electronic Data Systems. Mr. D’Orazio brings over 30 years of important industry experience and business acumen to our Board. Our Board believes that Mr. D’Orazio’s experience and expertise, particularly with respect to professional services and entrepreneurship, qualify him to serve on our Board.

Sophie Pibouin, 54, has served as a member of our Board of Directors since March 20, 2015. Ms. Pibouin is currently employed by Progress Software as the VP Sales North America. Prior to that she was Head of Sales, U.S. for Resulticks. From 2014 to June 2019 Ms. Pibouin served as the worldwide Sales Leader of the IBM Watson marketing brand. Prior to that, Ms. Pibouin served as Chief Operating Officer, from 2012 to 2014, for SDL, PLC, a global provider of customer experience management software and solutions, having previously worked as a General Manager from 2010 to 2012. From 2006 to 2009, she served as Chief Operating Officer at Chronicle Solutions, Inc., a security software company. From 1990 to 2004, she worked for CA, Inc. (formerly Computer Associates), in a variety of positions including ultimately as Senior Vice President/GM for the Mid-Atlantic Region. She graduated with Honors as a Bachelor in International Commerce from the University of Flaubert in Rouen, France. The Board believes Ms. Pibouin brings a depth and breadth of business and sales experience in the software industry, and that she is qualified to serve on our Board.

Roger Kahn, 52, has served as a member of our Board since October 5, 2017. Mr. Kahn has served as President and Chief Executive Officer of Bridgeline Digital, Inc. (“Bridgeline”), a web content management solutions provider, since May 2016. Mr. Kahn previously served as Co-Interim Chief Executive Officer and President of Bridgeline from December 2015 to May 2016, and as Chief Operating Officer from August 2015 to May 2016. From 2008 to September 2016, Mr. Kahn was a partner at Great Land Holdings, a resort development company. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago. The Board believes Mr. Kahn is qualified to serve on the Board due to his management experience in the software industry and with a public company.

John Guttilla, 66 is a Partner with the accounting firm of Marcum LLP. Mr. Guttilla joined the accounting firm of Rotenberg Meril in 1988, and during his tenure, served as a member of the firm’s management committee and director of the firm’s Financial Services Department. Rotenberg Meril merged into Marcum LLP in February of 2022. From 2005 to 2019, Mr. Guttilla served as a director and Chairman of the Audit Committee of Orchids Paper Products Company, which was a public company prior to its acquisition in 2019. Since 2014, Mr. Guttilla has been a director and Audit Committee Chairman of DecisionPoint Systems, Inc., a public company. Mr. Guttilla is a certified public accountant and holds a B.S. degree in Accounting from Fordham University and a Master’s in Taxation from St. John’s University. The Board believes Mr. Guttilla is qualified to serve on the Board due to his accounting background and experience as a director of the board for other public companies.

Vote Required

Our Bylaws require that each director be elected by a plurality of the votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting with respect to the directors. A “plurality of the votes cast” means that the seven candidates receiving the highest number of votes cast shall be elected as the seven directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES:

wILLIAM M. COOKE, James F. DeSocio, Matthew L. Chretien,

Rye D’Orazio, Sophie Pibouin, Roger Kahn, AND JOHN GUTTILLA

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified.

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PROPOSAL 2

AMENDMENT TO BYLAWS

TO REDUCE STOCKHOLDER MEETING QUORUM REQUIREMENT

Description of the Proposal

The Board has proposed an amendment to our Bylaws to reduce the Stockholder Meeting Quorum Requirement for the holding and transacting of business at meetings of our stockholders, including annual meetings and special meetings. The Bylaw Amendment is attached in its entirety in Appendix A. Under our Bylaws, the current Stockholder Meeting Quorum Requirement is the presence, in person or by proxy, of the holders of a majority of all of our issued and outstanding shares of common stock entitled to vote at that meeting. The Board proposes to reduce the Stockholder Meeting Quorum Requirement for all future meetings of stockholders to the holders of 35% of all of our issued and outstanding shares of common stock entitled to vote at each meeting in light of the current challenges of reaching our stockholders in order to facilitate the conduct of annual stockholder meetings and to reduce the costs associated with proxy solicitations and cancelled or adjourned stockholder meetings. However, this proposed Bylaw Amendment will not affect the quorum for this Annual Meeting.

As we have previously disclosed, this Annual Meeting was originally scheduled for June 22, 2022, but a sufficient number of stockholders were not present, in person or by proxy, on that date to meet the current Stockholder Meeting Quorum Requirement. As a result, this Annual Meeting was rescheduled to July 19, 2022, but again the number of stockholders present, in person or by proxy, was not sufficient to reach the current Stockholder Meeting Quorum Requirement, and had to again be rescheduled, this time to the current scheduled date of November 10, 2022. As a result, under our Bylaws, we were required to set a new record date and to prepare, file and make available proxy materials to our stockholders for a second time this year.

The need for the Bylaw Amendment to reduce the Stockholder Meeting Quorum Requirement arose because the vast majority of our stockholders hold their shares in “street name” in brokerage accounts. This means that brokers may vote the shares held by their clients, unless the beneficial owner specifically provides instructions to their broker, but only on “discretionary” or “routine” matters. However, many brokers have adopted policies that do not permit them to vote the shares of their clients on any matter, without instructions from their clients, and many of our street name stockholders do not submit voting instructions to their brokers. As a result, a very large number of these shares are unvoted and thus the holders of those unvoted shares are not present at the meeting, making it very difficult to meet our current Stockholder Meeting Quorum Requirement, as clearly evidence by our inability to meet it at the prior two scheduled dates for this Annual Meeting, despite our efforts.

If the Bylaw Amendment, which would reduce the Stockholder Meeting Quorum Requirement as described above, is approved by the stockholders, we anticipate that we will be able to hold our annual meetings in future years, and any special meetings, on their originally scheduled dates, saving significant time and expense. For example, if the proposed reduced Stockholder Meeting Quorum Requirement had been in effect, our Annual Meeting would have been held on its originally scheduled date, and we would not have had to reschedule it twice and incur all the attendant costs and management resource time involved with the subsequently scheduled meeting dates and subsequent proxy materials. In addition, we have hired a proxy solicitation firm to assist us with reaching the current Stockholder Meeting Quorum Requirement for the Annual Meeting, which is an expense we would not have needed to incur if the reduced Stockholder Meeting Quorum Requirement as proposed had been in effect.

Our Bylaws require us to obtain stockholder approval for any amendment of our Bylaws that reduces a quorum requirement for stockholder meetings. However, this Proposal, if approved by the stockholders, will only be in effect for future annual or special stockholder meetings and will have no effect on the current Stockholder Meeting Quorum Requirement for the Annual Meeting.

If the Bylaw Amendment is approved by the stockholders, the reduced Stockholder Quorum Requirement will make it possible to transact business at future stockholder meetings, including, among other things, the election of directors, ratification of independent auditors, and approval of other matters by stockholders, with the presence, in person or by proxy, of the holders of only 35% of our outstanding shares of common stock entitled to vote at those meetings.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve the Bylaw Amendment to adopt the Reduced Stockholder Meeting Quorum Requirement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2:

THE ADOPTION OF A BYLAW AMENDMENT

TO REDUCE THE STOCKHOLDER MEETING QUORUM REQUIREMENT TO 35% OF OUTSTANDING SHARES OF OUR COMMON STOCK ENTITLED TO VOTE

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified thereon.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of the Proposal

The Audit Committee of the Board of Directors has appointed GBQ to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. GBQ has served as our independent registered public accounting firm since September 4, 2012.

At the Annual Meeting, our stockholders will be asked to ratify the Audit Committee’s appointment of GBQ as our registered public accounting firm for fiscal year 2022. While stockholder ratification of the appointment of GBQ is not required by our by-laws or by any other applicable legal requirement, we are submitting this appointment to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of GBQ, then the Audit Committee will reconsider the appointment, although it may still determine to retain this appointment. Even if the appointment of GBQ is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of GBQ will be present in person or telephonically at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by GBQ for the fiscal years ended December 31, 2021 and December 31, 2020 were as follows:

	Fees
	2021	2020
Audit Fees	$174,141	$200,500
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	1,242

Total	$174,141	$201,742

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, and services related to Securities and Exchange Commission registration statements and filings. In 2020, we paid $15,000 for services related to the Company’s filing of a registration statement in March and $2,500 for services related to the Company’s filing of a schedule 14C in May.

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Audit-Related Fees

This category includes fees for assurance and related services that are traditionally performed by our independent registered public accounting firm, such as due diligence services related to mergers and acquisitions, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

We did not engage GBQ for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations during the fiscal years ended December 31, 2021 and 2020.

All Other Fees

In 2020 we paid GBQ $1,242 to provide non-audit, advisory services in relation to the 7(a) loan program forgiveness rules of the Paycheck Protection Program loan. We did not engage GBQ to provide any information technology services or any other services during the fiscal year ended 2021.

Audit Committee Pre-Approval Policy

Our Audit Committee specifically approved the audit and audit-related services performed by GBQ for the periods ended December 31, 2021 and 2020, when applicable.

For the fiscal year ending December 31, 2022, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by our independent registered public accountants and associated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3:
THE RATIFICATION OF THE APPOINTMENT OF GBQ
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

Proxy cards properly signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s common stock, as of September 6, 2022.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	152,827	(2)	3.64%
Matthew L Chretien	69,932	(3)	1.70%
Joseph D. Spain	66,247	(4)	1.60%
Rye D’Orazio	11,206		*
Sophie Pibouin	12,208	(5)	*
William Cooke	13,177	(6)	*
Roger Kahn	8,357		*

Officers and Directors as a Group (7 Persons)	333,954	(7)	8.04%

HOLDERS OF MORE THAN 5% BENEFICIAL OWNERSHIP
Michael N. Taglich	655,823	(8)	15.96%
Robert F. Taglich	494,160	(9)	12.03%

*Less than 1%

(1)	Based upon 4,073,757 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 127,854 shares of common stock underlying stock options issued to Mr. DeSocio, exercisable within 60 days of September 6, 2022.
(3)	Beneficial ownership includes 41,464 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of September 6, 2022.
(4)	Beneficial ownership includes 63,927 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of September 6, 2022.
(5)	Beneficial ownership includes 2,560 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of September 6, 2022.
(6)	Beneficial ownership includes 8,600 shares of common stock underlying warrants issued to Mr. Cooke, exercisable within 60 days of September 6, 2022.
(7)	Beneficial ownership includes 333,954 shares of common stock underlying stock options and warrants issued to the group, as disclosed in (2) through (7) above, exercisable within 60 days of September 6, 2022.
(8)	Beneficial ownership includes 35,517 shares of common stock underlying warrants issued to Mr. M. Taglich, exercisable within 60 days of September 6, 2022.
(9)	Beneficial ownership includes 35,518 shares of common stock underlying warrants issued to Mr. R. Taglich, exercisable within 60 days of September 6, 2022.

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EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or NEOs) for our last completed fiscal year consisted of (i) our principal executive officer, and; (ii) our two most highly compensated executive officers, other than the principal executive officer. For the year ended December 31, 2021, our NEOs were the following individuals:

●	James F. DeSocio, our current President and Chief Executive Officer;

●	Matthew L. Chretien, our current Secretary and Chief Strategy Officer;

●	Joseph D. Spain, our current Chief Financial Officer and Treasurer.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2021 and 2020.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Matthew L. Chretien	2021	175,000	-	-	15,782	(2)	190,782
Chief Strategy Officer	2020	166,250	-	66,097	14,896	(2)	247,243

James F. DeSocio	2021	274,800	-	-	1,874	(3)	276,674
President and Chief Executive Officer	2020	257,700	-	82,621	3,541	(3)	343,862

Joseph D. Spain	2021	162,000	-	-	6,821	(4)	168,821
Chief Financial Officer and Treasurer	2020	148,400	-	66,097	6,626	(4)	221,123

(1) The amounts in this column reflect the aggregate grant date fair value of stock awards computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, based on the closing sale price of our common stock on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(2) Mr. Chretien received other compensation in the form of Health and Welfare Related Insurance Premiums ($14.737), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($660) in 2021, and Health and Welfare Related Insurance Premiums ($12,680), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($1,830) in 2020.

(3) Mr. DeSocio received other compensation in the form of Health and Welfare Related Insurance Premiums ($312), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,115) in 2021, and Health and Welfare Related Insurance Premiums ($1,682), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,411) in 2020.

(4) Mr. Spain received other compensation in the form of Health and Welfare Related Insurance Premiums ($5,789), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2021, and Health and Welfare Related Insurance Premiums ($5,593), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2020.

Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. Joseph Spain and James DeSocio participated in our 401(k) plan during fiscal 2021 and 2020, but no other named executive officers participated in our 401(k) plan during fiscal 2021 or 2020.

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Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements with our Executive Officers

On December 1, 2016, pursuant to an Offer of Employment and Employment Agreement, the Company appointed Joseph D. Spain as the Chief Financial Officer. On September 25, 2017, pursuant to an offer letter agreement, the Company appointed James F. DeSocio as its President and Chief Executive Officer. Intellinetics Ohio is a party to an employment agreement with Matthew L. Chretien, dated as of September 16, 2011.

Offer Letter Agreement with James F. DeSocio

Under this offer letter agreement, James F. DeSocio (i) receives compensation at the rate of $270,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $275,000), (ii) is eligible to receive options to purchase up to 1,250,000 of the Company’s common stock, subject to various approvals, contingencies, and time vesting, (iii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iv) is eligible for a bonus of up to $135,000, and (v) may become eligible, at the sole discretion of the Company, for profit sharing, and other bonuses. The term of the agreement is indefinite, and James F. DeSocio is an “at will” employee. Under the agreement, James F. DeSocio covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

Employment Agreement with Matthew L. Chretien

Under this employment agreement, Matthew L. Chretien agreed to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $175,000), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. Mr. Chretien has informally agreed to receive less in salary than he is entitled to receive under his employment agreement at the current time, while the Company is managing available cash and working towards profitability. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Company’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the State of Ohio for a period of six months after termination of his employment. Since the date of the agreement, Mr. Chretien has resigned the titles of President, Chief Executive Officer, Principal Accounting Officer, and Treasurer, and currently holds the titles of Secretary, Chief Technology Officer, and Chief Strategy Officer.

Employment Agreement with Joseph D. Spain

Under this employment agreement, Joseph D. Spain (i) receives compensation at the rate of $140,000 per year (which amount was increased to $175,000 per year by the Compensation Committee effective April 14, 2022), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing and bonuses. The term of the agreement is indefinite, and Joseph D. Spain is an “at will” employee. Under the agreement, Joseph D. Spain covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table sets forth information regarding the outstanding equity awards, consisting of unvested and/or unexercised stock options held by our NEOs as of December 31, 2021:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Matthew L. Chretien Chief Strategy Officer	2,000	0		$6.50	12/31/2025
	5,000	15,000	(1)	$4.00	9/1/2030
		19,464	(2)	$6.08

James F. DeSocio President and Chief Executive Officer	25,000	0		$6.50	12/31/2025
	6,250	18,750	(3)	$4.00	9/1/2030
		77,854	(4)	$6.08	4/13/2032

Joseph D. Spain Chief Financial Officer and Treasurer	2,000	0		$6.50	12/7/2026
	2,250	750	(5)	$6.50	3/10/2029
	5,000	15,000	(6)	$4.00	9/1/2030
		38,927	(7)	$6.08

(1) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 5,000 vesting on September 2, 2022, 5,000 vesting on September 2, 2023, and 5,000 vesting on September 2, 2024.

(2) Options are subject to 3-year time-based vesting, with 6,488 vesting on April 14, 2023, 6,488 vesting on April 14, 2024, and 6,488 vesting on April 14, 2025.

(3) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 6,250 vesting on September 2, 2022, 6,250 vesting on September 2, 2023, and 6,250 vesting on September 2, 2024.

(4) Options are subject to 3-year time-based vesting, with 25,591 vesting on April 14, 2023, 25,591 vesting on April 14, 2024, and 25,592 vesting on April 14, 2025.

(5) Options are subject to 4-year time-based vesting, with 75% vested as of March 11, 2022, and 750 vesting on March 11, 2023.

(6) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 5,000 vesting on September 2, 2022, 5,000 vesting on September 2, 2023, and 5,000 vesting on September 2, 2024.

(7) Options are subject to 3-year time-based vesting, with 12,976 vesting on April 14, 2023, 12,976 vesting on April 14, 2024, and 12,976 vesting on April 14, 2025.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to the 2015 Intellinetics Inc. Equity Incentive Plan, our only equity compensation plan, as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	144,860	$5.61	352,470
Equity compensation plans not approved by security holders	0	0	0
Total	144,860	$	352,470

Director Compensation

The following table summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)	Option Awards($)	Total($)
(a)	(b)	(c)	(d)	(h)
Sophie Pibouin	$15,000	$10,000	-	$25,000	(2)
Rye D’Orazio	7,500	7,500	-	15,000
Robert C. Schroeder	5,625	32,500	-	38,125
Roger Kahn	7,500	7,500	-	15,000
William Cooke	1,875			1,875

(1) Stock awards set forth in column (c) were fully vested at the time of grant.

(2) At year end, Ms. Pibouin held aggregate stock option awards of 2,560, which were fully vested upon grant.

On April 14, 2022, the Compensation Committee, pursuant to the authority given to it by the Board, approved the following annual compensation for non-employee directors:

●	$20,000 cash payment per year payable quarterly ($25,000 for the Board Chair), and

●	Stock award equal to $20,000 as of the date of grant, in shares of Company’s common stock, ($32,500 for the Board Chair).

No additional compensation was paid to directors for meetings attended, committee memberships, or committee chairmanships.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Company and any related person be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous three fiscal years.

Amendment and Conversion of 2016 Convertible Notes.

The following convertible notes, originally issued by the Company to a director and stockholders holding more than 5% beneficial ownership of the Company’s common stock, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2016 notes bore interest at an annual rate of 10%. On March 2, 2020, the 2016 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2021	Amount outstanding as of September 6, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Robert Schroeder Director	12/30/2016	$20.00	25,000	0	0	0	0
Michael Taglich 5% Stockholder	12/30/2016	$20.00	250,000	0	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$20.00	100,000	0	0	0	0

Amendment and Conversion of 2017 Convertible Notes

The following convertible notes, originally issued by the Company to a director and officer, and stockholders holding more than 5% beneficial ownership of the Company’s common stock, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2017 notes bore interest at an annual rate of 8%. On March 2, 2020, the 2017 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

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Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2021	Amount outstanding as of September 6, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	11/17/2017	$10.00	200,000	0	0	0	0
Michael Taglich 5% Stockholder	11/29/2017	$10.00	75,000	0	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$10.00	75,000	0	0	0	0
James DeSocio Officer	11/17/2017	$10.00	40,000	0	0	0	0

Conversion of 2018 Convertible Notes

The following convertible notes, originally issued by the Company to stockholders holding more than 5% beneficial ownership of the Company’s common stock for cash, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2018 notes bore interest at an annual rate of 8%. On March 2, 2020, the 2018 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2020	Amount outstanding as of September 6, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0
Robert Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0

2019 Bridge Notes

The following convertible notes were issued by the Company to stockholders holding more than 5% beneficial ownership of the Company’s common stock. The terms for all the following notes provided for an original issue discount of 12% and maturity on May 15, 2020. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Company in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the non-OID portion of the 2019 bridge notes into shares of common stock as part of the 2020 private placement, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2020	Amount outstanding as of September 6, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	0	0	0
Robert Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	0	0	0

*Converted the non-OID portion of the 2019 bridge notes into shares of common stock as part of the 2020 note conversion, described below.

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2020 Private Placement

Certain related persons participated as investors in a private placement of securities by the Company, on the same terms as all other investors in such private placement.

On March 2, 2020, the Company completed the 2020 private placement by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) shares of the Company’s common stock, at a price of $4.00 per Share and (ii) units, with each unit consisting of $1,000 in 12% subordinated notes and 40 shares. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023.

The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Shares Purchased	Number of Units Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	148,750	-	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company.	118,750	-	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	5,000	-	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	7,500	-	03/02/2020
Joseph D. Spain	Chief Financial Officer of the Company	2,000	8	03/02/2020

2020 Note Conversion

Certain related persons held convertible promissory notes issued by the Company that were converted in accordance with their terms on March 2, 2020, as part of the 2020 note conversion, on the same terms as all other note holders.

On March 2, 2020, the Company entered into amendments to all of its currently outstanding convertible promissory notes, which were issued by the Company to various investors in 2016, 2017, and 2018. As amended, the notes permitted the Company to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms those offered to investors in any concurrent private placement of securities. In accordance with the amended terms, the Company converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to all outstanding convertible promissory notes into shares of common stock at a conversion price of $4.00 per share.

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The following related persons held convertible promissory notes that were converted into shares of common stock, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Outstanding Principal and Interest Converted into Equity	Number of Shares of Common Stock Issued	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company	$899,811	224,952	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	$453,743	113,435	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	$34,076	8,518	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	$48,077	12,019	03/02/2020

2022 Private Placement

Certain related persons participated as investors in a private placement of securities by the Company, on the same terms as all other investors in such private placement.

On April 1, 2022, the Company completed the 2022 private placement by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) shares of the Company’s common stock, at a price of $4.62 per Share and (ii) 12% subordinated notes. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on March 30, 2025.

The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Shares Purchased	Principal Amount of Notes Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	190,477	-	04/01/2022
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	179,652	$600,000	04/01/2022

Promoters and Certain Control Persons

William M. Cooke, a director and Chairman of our Board, is Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 5% of the Company’s common stock, are also both principals of Taglich Brothers, Inc. Robert C. Schroeder, formerly a director and Chairman of our Board, was also Vice President of Investment Banking at Taglich Brothers, Inc. during his tenure with our Board.

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We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with its acquisition of Graphic Sciences. Pursuant to an Engagement Agreement, dated April 15, 2019, the Company paid Taglich Brothers, Inc. a success fee of $300,000 as a result of the successful completion of the acquisition of Graphic Sciences, Inc.

We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2020 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2020 private placement, we paid Taglich Brothers, Inc. $440,000, which represented an 8% commission based upon the gross proceeds of the 2020 private placement. In addition, for its services in the 2020 private placement, Taglich Brothers, Inc. was issued warrants to purchase 95,500 shares of common stock, which amount is equal to 10% of the shares and unit shares sold in the 2020 private placement, which have an exercise price of $4.00 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion, as described above, pursuant to the Placement Agent Agreement. In connection with the 2020 note conversion, we issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with its acquisition of Yellow Folder, LLC. Pursuant to an Engagement Agreement, dated May 1, 2020, the Company paid Taglich Brothers, Inc. a success fee of $200,000 as a result of the successful completion of the acquisition of Yellow Folder, LLC.

We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2022 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2022 private placement, we paid Taglich Brothers, Inc. $696,420, which represented an 8% commission based upon the gross proceeds of the 2022 private placement. In addition, for its services in the 2022 private placement, Taglich Brothers, Inc. was issued warrants to purchase 124,258 shares of common stock, which amount is equal to 10% of the shares sold in the 2022 private placement, which have an exercise price of $4.62 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights. In connection with the 2022 private placement, we also agreed to extend the expiration dates of 131,700 currently outstanding warrants previously issued to Taglich Brothers, Inc. (and its assignees) to March 30, 2027.

Indemnification of Officers and Directors

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

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Actions by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Successful Defense

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Company only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Company.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of three members of the Board, each of whom is independent under our standards of director independence. In accordance with Rule 407(a)(1)(ii) of Regulation S-K, we use the definition of independence as set forth in the rules of the NASDAQ Stock Market. The Audit Committee met four times during 2021 and operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes, including reviewing the annual and quarterly financial information in the Company’s SEC reports and filings, and evaluating our system of internal controls established by our management. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation and other terms of, oversee and terminate our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with GBQ Partners LLC (“GBQ”), our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2021. The Audit Committee met with GBQ, with and without management present, to discuss and review the results of their examination of our financial statements, our internal control over financial reporting and the overall quality and acceptability of our financial reporting and accounting principles. The Audit Committee also discussed with GBQ the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also considered and discussed with management and GBQ other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from GBQ the written disclosures and the letter from GBQ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with GBQ their independence and considered the compatibility of non-audit services performed by GBQ with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC on March 24, 2022. In addition, the Audit Committee appointed GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee

William Cooke, Chairman
Rye D’Orazio Roger Kahn

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INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.

Our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our audited consolidated financial statements for the fiscal year ended December 31, 2021, accompanies this proxy statement. We will provide, without charge, additional copies of our 2021 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Investor Relations

Our 2021 Annual Report is also available electronically at http://www.intellinetics.com/investor-relations/sec-filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2021 and representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2021, were timely filed.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2023 annual meeting of stockholders, the written proposal must be received by our Chief Financial Officer at our principal executive offices on or before January 2, 2023. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2023 annual meeting of stockholders.

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Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Articles of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Nevada law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2023 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card on such matters in accordance with their best judgment.

By Order of the Board of Directors

James F. DeSocio
President and Chief Executive Officer

Columbus, Ohio

September [  ], 2022

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on November 10, 2022:

This proxy statement and our 2021 Annual Report to Stockholders are available at

http://www.intellinetics.com/investor-relations/sec-filings.

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Appendix A

Bylaw Amendment

AMENDMENT NO. 3

TO THE BYLAWS

OF

INTELLINETICS, INC.

This Amendment No. 3 to the Bylaws of Intellinetics, Inc., a Nevada corporation (the “Corporation”), is dated as of [______________].

WHEREAS, Article 2.8.1 and 2.9 of the Bylaws currently set forth shareholder quorum and voting requirements for the Corporation’s stockholders and for stockholder voting groups;

WHEREAS, in the judgment of the Corporation’s board of directors (the “Board”), it is desirable and in the best interests of the Corporation to revise and update such procedures;

WHEREAS, pursuant to Article 8.2 of the Bylaws, the Board may amend the Bylaws at any time, unless such amendment is specifically prohibited in the Corporation’s articles of incorporation or the Bylaws or relates to shareholder quorum or voting requirements; and

WHEREAS, this Amendment No. 3 was submitted for approval by the stockholders of the Corporation and approved by the stockholders of the Corporation on [DATE];

NOW THEREFORE, the Bylaws are hereby amended as follows:

2.8 Shareholder Quorum and Voting Requirements.

2.8.1 Quorum. Except as otherwise required by the Statutes or the articles of incorporation, 35% of the outstanding shares of the corporation, represented by person or by proxy, shall constitute a quorum at each meeting of the shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Statutes require a greater number of affirmative votes.

2.9 Quorum and Voting requirements of Voting Groups. If the articles of incorporation or the Statutes provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Statutes provide otherwise, 35% of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the articles of incorporation or the Statutes provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Statutes require a greater number of affirmative votes.

IN WITNESS WHEREOF, the undersigned has caused the foregoing instrument to be executed as of the day and the year first above written.

By:
James F. DeSocio
President and Chief Executive Officer

INTELLIENTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 10, 2022 AT 3:00 PM EASTERN TIME

CONTROL ID:
REQUEST ID:

The stockholder(s) hereby appoint(s) James DeSocio, Joseph Spain and Matthew Chretien, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of Intellinetics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. Eastern Time on November 10, 2022, and any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/INLX
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

ANNUAL MEETING OF THE STOCKHOLDERS OF INTELLIENTICS, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	**FOR**	**WITHHOLD**	
To elect seven directors, to hold office for a term of one year.			
Matthew L. Chretien	☐	☐	
Rye D'Orazio	☐	☐	
William M. Cooke	☐	☐	
Sophie Pibouin	☐	☐	
Roger Kahn	☐	☐	
James DeSocio	☐	☐	
John Guttilla	☐	☐	
Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**
To approve an amendment to our Bylaws to reduce the quorum requirement for holding and transaction business at meetings of our stockholders from holders of a majority, to holders of 35%, of our outstanding shares of common stock entitled to vote at such meetings.	☐	☐	☐
Proposal 3 →	**FOR**	**AGAINST**	**ABSTAIN**
To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
Proposal 4			
In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.			

CONTROL ID:
REQUEST ID:

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSALS 1, 2 AND 3.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2022

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)